UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.07 below is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

2023 Annual Meeting of Stockholders

On December 14, 2023, FAT Brands Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, four proposals were submitted for a vote of the Company’s stockholders, which proposals are described in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November 3, 2023 (the “Proxy Statement”). Holders of shares of Class A Common Stock and Class B Common Stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below, which amounts reflect an aggregate of the number of votes per share to which all classes of common stock were entitled to vote at the Annual Meeting. The aggregate voting power of all outstanding classes of common stock at the Annual Meeting amounted to 2,557,128,518 votes.

(1) Election of Directors. Stockholders elected 14 nominees for director to the Company’s Board of Directors to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
John S. Allen	1,863,001,370	5,447,487	241,307,339
Donald J. Berchtold	1,692,523,130	175,925,727	241,307,339
Tyler B. Child	1,686,088,274	182,360,584	241,307,339
Lynne L. Collier	1,696,641,350	171,807,508	241,307,339
Mark Elenowitz	1,819,982,608	48,466,230	241,307,339
James G. Ellis	1,863,593,456	4,855,401	241,307,339
Peter R. Feinstein	1,863,566,299	4,882,538	241,307,339
Matthew H. Green	1,862,777,659	5,671,199	241,307,339
John C. Metz	1,715,131,424	153,317,414	241,307,339
Carmen Vidal	1,697,540,968	170,907,889	241,307,339
Andrew A. Wiederhorn	1,690,647,333	177,801,525	241,307,339
Mason A. Wiederhorn	1,690,673,079	177,775,779	241,307,339
Taylor A. Wiederhorn	1,690,647,057	177,801,801	241,307,339
Thayer D. Wiederhorn	1,690,421,260	178,027,598	241,307,339

(2) Amendment and Restatement of the Company’s 2017 Omnibus Equity Incentive Plan. The proposal to approve an amendment and restatement of the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”) was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
1,759,415,962	107,881,459	1,151,414	241,307,361

(3) Advisory Vote on the Compensation of Named Executive Officers. The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
1,742,731,549	120,440,884	5,274,423	241,309,341

(4) Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the selection of Macias Gini & O’Connell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
2,096,040,426	13,226,548	489,223	N/A

Re-Issuance of Excess Awards under the Plan

As discussed in further detail in the Proxy Statement, following the completion of the Annual Meeting on December 14, 2023, a sub-committee of the Compensation Committee authorized to administer the Plan (the “Committee”) met and reviewed the awards of stock options and restricted stock previously granted under the Plan in excess of 50,000 shares per annum (referred to herein and in the Proxy Statement as the “Excess Amounts”) in light of the approval by stockholders at the Annual Meeting of proposal #2 to amend and restate the Plan. Based on such review, the Committee approved (i) the re-issuance of awards under the Plan equal in all respects to the Excess Amounts originally granted in 2021 to the individuals described in the Proxy Statement, and (ii) the retention of the Excess Amount of stock options granted in 2023 to Robert Rosen, each of which was contingent on an affirmative vote of the stockholders on proposal #2. The awards which were re-issued or retained, as applicable, on December 14, 2023 are set forth below:

Grantee	Type of Award	Excess Amount Re-Issued	Per Share Exercise Price (Options)	Expiration Date (Options)
Kenneth Kuick	Restricted Shares	50,000	n/a	n/a
Kenneth Kuick	Stock Option	100,000	$11.43	11/16/2031
Allen Sussman	Restricted Shares	50,000	n/a	n/a
Allen Sussman	Stock Option	75,000	$11.43	11/16/2031
Andrew Wiederhorn	Stock Option	50,000	$11.43	11/16/2031
Mason Wiederhorn	Stock Option	25,000	$11.43	11/16/2031
Taylor Wiederhorn	Stock Option	50,000	$11.43	11/16/2031
Thayer Wiederhorn	Stock Option	50,000	$11.43	11/16/2031
Robert Rosen	Restricted Shares	50,000	n/a	n/a
Robert Rosen	Stock Option	100,000	$11.43	11/16/2031
Robert Rosen	Stock Option	350,000	$5.37	04/26/2033
Other non-executive officer employees	Stock Options	150,000	$11.43	11/16/2031

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2023

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer